Exhibit 10.1

                                  AMENDMENT TO
                       PREFERRED STOCK PURCHASE AGREEMENT


         This Amendment to the Preferred Stock Purchase Agreement dated May 12, 2000 (the "Purchase Agreement"), by and between TeraComm Research, Inc. ("TeraComm") and Atlantic Technology Ventures, Inc. ("Atlantic") is dated as of July 18, 2000 (the "Amendment").

         WHEREAS, Atlantic has since the date of the Purchase Agreement made Subsequent Payments to TeraComm in the amount of $750,000; and

         WHEREAS, the parties wish to modify their rights and obligations with respect to Subsequent Payments under the Purchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Schedule 1.2 of the Purchase Agreement is hereby amended to provide that the remaining $4 million of Subsequent Payments (including the $1 million payments due on August 12, 2000 and November 12, 2000) are not be due and payable until the Technology Milestone attached hereto as Attachment A has been achieved. Within ten (10) days of TeraComm's achieving the Technology Milestone, Atlantic shall make the $1 million Subsequent Payment currently due on August 12, 2000 (the "Second Subsequent Payment") and shall thereafter make the remaining three $1 million Subsequent Payments on the next three-month anniversary dates of the date of such first $1 million Subsequent Payment. The other provisions of Section 1.2 shall remain in effect, including subparagraph
(b) with respect to failure to make timely Subsequent Payments.

         2. TeraComm shall keep the representatives of Atlantic on the TeraComm Board of Directors informed as to progress toward achieving the Technology Milestone. If TeraComm believes it has achieved the Technology Milestone, it will notify Atlantic in writing thereof. If Atlantic disagrees that TeraComm has achieved the Technology Milestone, it shall so state in writing within five (5) business days of the notice from TeraComm. If the matter cannot be resolved within the following ten (10) business days by discussions between the parties, the matter shall be deemed submitted to arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules. The place of arbitration shall be Boston, Massachusetts. With respect to the arbitration, the parties will attempt to agree on an arbitrator with sufficient background in fiberoptic communications development to determine the dispute. If the parties cannot agree on such person within thirty (30) days of submission of the matter to arbitration, each party shall pick an arbitrator with relevant experience and those two parties shall pick a third arbitrator, and all three will hear the arbitration.

         3. Failure of Atlantic to make the Second Subsequent Payment by midnight at the end of December 30, 2000 (whether or not TeraComm has reached the Technology Milestone), will at the election of TeraComm be deemed to constitute failure by Atlantic to timely make a Subsequent Payment. That election must be voted on by the Board of Directors of TeraComm, with all members entitled to participate in the decision (regardless of conflict of interest).

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         4. All terms used as defined terms herein and not otherwise defined herein shall have the meaning given them in the Purchase Agreement.

         5. This Amendment amends the Purchase Agreement only to the extent stated herein. All other provisions of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                      TERACOMM RESEARCH, INC.


                                      By: /s/ Kenneth Puzey
                                         --------------------
                                      Its: President


                                      ATLANTIC TECHNOLOGY VENTURES, INC.


                                      By: /s/ Frederic P. Zotos
                                         -------------------------------
                                      Its: President


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